Exhibit 14

Seven Arts Pictures Plc

Mazars LLP

3 Sheldon Square

London

W2 6PS

13 December 2007

Dear Sirs

Representation Letter – Form 20-F Securities Exchange Act Registration Statement (the “Document”)

We refer to the historical information in respect of Seven Arts Pictures Plc (the ‘Company’) and its subsidiary undertaking (together ‘the Group’).  The historical non-statutory financial information has been prepared by us for inclusion in the Securities Exchange Registration Statement (the “Document”) to be submitted to the Securities and Exchange Commission (the “SEC”) by the Company.

We confirm, to the best of our knowledge and belief, having made appropriate enquiries of other directors and officials of the Company, and the Group as appropriate, the following representations relating to the historical financial information on the Group for each of the three years ended 31 March 2007, in connection with your accountants reports thereon:

1.         We acknowledge as directors of the Company our responsibility for the historical financial information on the Group included in the Document;

2.         There have been no events since 31 March 2007 in respect of the Company or Group which necessitate revision of the figures included in the historical financial information on the Company or Group or inclusion of a note thereto;

3.         We understand the purpose for which the historical financial information in the Document is to be used and confirm that we are not aware of any reason why the financial statements upon which the historical financial information is to be based should not form a suitable basis for the financial information; and

4.         We understand that, other than described as prior year adjustments in the Company’s statutory accounts for each of the two years ended 31 March 2006, no material adjustments are proposed to be made to the financial accounts contained in the historical financial information for the purposes of inclusion in the Document.  We confirm that in our opinion no other adjustments are necessary to the historic financial information to fairly reflect the trading results, cash flows and financial position of the entities.

Yours faithfully

For and on behalf of the Board of Seven Arts Pictures Plc

Director